                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): July 12, 1999
                                                 ---------------


                              Sundance Homes, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Illinois                   0-21900                  36-3111764
----------------------------      ------------           -------------------
(State or Other Jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)           Identification No.)


           70 E. Lake Street, Suite 1600, Chicago, Illinois,     60601
           -------------------------------------------------     -----
                (Address of Principal Executive Offices)       (Zip Code)

       Registrant's telephone number, including area code (312) 782-7100
                                                          --------------

Item 2.   Acquisition or Disposition of Assets.

     Sundance Homes, Inc. ("Sundance") and certain of its subsidiaries entered into a Sale and Purchase Agreement dated April 2, 1999 (as amended, the "Agreement") with Centex Homes, a Nevada general partnership and a wholly owned subsidiary of Centex Corporation, a Nevada corporation. The Agreement provided for the sale of substantially all of the assets relating to Sundance's suburban home building operations. The sale closed on July 12, 1999.

     The consideration Sundance received consisted of cash and the assumption by Centex Homes of certain of Sundance's liabilities under various contracts and agreements relating to the suburban operations. The cash portion of the purchase price, net of prorations and deductions, was approximately $51,300,000, of which $2 million was held back by Centex Homes to pay for any indemnified liabilities which Centex Homes might incur. The hold back will earn interest at a rate of 8% per year. $1 million of the hold back, plus any interest earned, less amounts which may be owed to Centex Homes, will be paid to Sundance on the first anniversary of the closing of the transaction and the remaining $1 million, plus any interest earned, less amounts which may be owed to Centex Homes, will be paid to Sundance on the second anniversary of the closing. It is estimated that the total expenses for the transaction will be approximately $835,000. The components of the purchase price included (i) an agreed value per lot for the land being sold, which approximates the costs incurred by Sundance in acquiring, developing, and carrying the land, minus the costs to complete the development of the land as of the closing date, less an aggregate of $1.6 million: (ii) the book value of construction work-in-process, including finished model homes and work completed; (iii) the book value of certain fixed assets and vehicles relating to the suburban operations; and (iv) advertising expenses of $150,000 incurred by Sundance during the period between February 1, 1999 and the closing date of the transaction. The Agreement also provides for Sundance to receive additional consideration based on the average profit margin earned on homes in backlog on May 1, 1999 and any additional homes in backlog on the date of the closing. The earnback will be calculated as of December 31, 1999.


Item 5.   Other Events.

     In connection with the sale described above, on July 12, 1999, Sundance, through certain wholly owned subsidiaries, entered into two new credit agreements. One of the credit agreements is with Corus Bank, N.A. (the "New Revolving Credit Agreement"). The other new credit agreement is with LaSalle National Bank (the "Line of Credit"). In addition, Sundance's existing credit agreement, dated April 30, 1998, by and among LaSalle National Bank, American National Bank an Trust Company of Chicago and BankBoston, NA (the "Old Revolving Credit Agreement") was terminated. In order to terminate the Old Revolving Credit Agreement, Sundance applied approximately $37,300,000 of the proceeds from the sale and approximately $19,300,000 and $1,200,000 from the New Revolving Credit Agreement and the Line of Credit, respectively.

     The New Revolving Credit Agreement provides for a $25,500,000 line of credit which bears interest at the rate of prime plus 1% and matures on June 30, 2001. The total amount of disbursements which can be made under the loan is $60,100,000. The proceeds may be used for the four urban building projects operated by the subsidiaries, who are the "Borrowers" under the New Revolving Credit Agreement, and will be secured by the assets of these projects. The New Revolving Credit Agreement includes certain customary representations and covenants, including certain restrictions on Sundance's ability to pay dividends and maintenance of certain financial ratios. Sundance has guaranteed the obligation of the borrowers under the New Revolving Credit Agreement. As of July 23, 1999, approximately $22,000,000 had been borrowed under the New Revolving Credit Agreement.

     The Line of Credit provides for $5,000,000 which bears interest at the rate of LIBOR plus 250 basis points or, at the choice of Sundance, the prime rate plus 1/2% and it matures on July 7, 2001. However, the Line of Credit may be limited by as much as $850,000 in letters of credit. The borrowings may be used for any general corporate purpose and are secured by a variety of inventory and assets of the subsidiaries who have entered into the agreement as the "Borrowers." This agreement includes certain customary representations and covenants, including certain restrictions on Sundance's ability to pay dividends and maintenance of certain financial ratios. Sundance and Maurice Sanderman have guaranteed the obligation of the Borrowers under the Line of Credit. As of July 23, 1999, $4 million had been borrowed under the Line of Credit and approximately $500,000 in letters of credit were outstanding.

Item 7.   Financial Statements and Exhibits.

(a)  Not Applicable.

(b) The pro forma financial information required by Item 7(b) is included on pages F-1 through F- 3.

(c)  Exhibits.

     2.1 Sale and Purchase Agreement dated as of April 2, 1999 by and among Sundance, Sundance Suburban Properties, Inc., Rembrandt Homes, Inc., Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton Development, Inc., SAR Development, Inc., Matteson Development, Inc., Walnut Pointe Development, Inc. and Centex Homes, as amended.

     10.1 Construction Loan Agreement dated as of June 30, 1999 by and among Erie Center Lofts, Inc., Capitol Hill Lofts, Inc., Sangomon Lofts, Inc., Marathon Center Inc. and Corus Bank, N.A.

     10.2 Loan Agreement dated as of July 8, 1999 by and among Sundance Custom Homes, Inc., Other Subsidiary Holdings, Inc. and LaSalle Bank National Association.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SUNDANCE HOMES, INC.


                             By:    /s/ Joseph R. Atkin
                                    -------------------
                             Name:  Joseph R. Atkin
                             Title: Vice President and
                                    Chief Financial Officer



Dated: July 26, 1999

                           PRO FORMA FINANCIAL DATA

   The unaudited pro forma consolidated balance sheet as of March 31, 1999 reflects the sale of assets to Centex Homes as of that date. The related unaudited pro forma consolidated statements of operations for the year ended September 30, 1998 and the three months ended March 31, 1999 reflect the sale of the suburban assets to Centex Homes as of the first day of each period presented, respectively. The column "Less: Suburban Net Assets Sold" in the accompanying unaudited pro forma financial statements reflects direct amounts associated with those operations.

                             SUNDANCE HOMES, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                March 31, 1999
                           (Unaudited, In Thousands)

                                                  Less:
                                                 Suburban
                                      March 31, Net Assets  Pro Forma       Pro
                                        1999       Sold    Adjustments     Forma
                                      --------- ---------- -----------    -------
               ASSETS
               ------                              (a)
Cash and cash equivalents...........  $  2,131   $    --    $ 56,428 (b)  $ 3,809
                                                             (12,000)(c)
                                                              (2,000)(d)
                                                             (40,750)(e)
Real estate inventories.............    39,578        --         --        39,578
Assets held for sale, net of
 reserve............................    58,392    (58,392)                    --
Prepaid expenses and other assets...     2,099                 2,000 (d)    4,099
Property and equipment, net.........     1,866                   --         1,866
                                      --------   --------   --------      -------
                                      $104,066   $(58,392)  $  3,678      $49,352
                                      ========   ========   ========      =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Accounts payable and accrued
 construction liabilities...........  $ 16,705        --    $(12,000)(c)  $ 4,705
Other accrued expenses..............     2,679        --         --         2,679
Customer deposits...................     3,115     (1,000)       --         2,115
Notes payable.......................    64,787       (964)   (40,750)(e)   23,073
Secured subordinated notes payable
 to Principal Shareholder...........     2,500        --         --         2,500
Unsecured subordinated notes payable
 to Principal Shareholder...........     4,498        --         --         4,498
Equity..............................     9,782        --         -- (f)     9,782
                                      --------   --------   --------      -------
                                      $104,066   $ (1,964)  $(52,750)     $49,352
                                      ========   ========   ========      =======
Pro Forma Net Book Value per share..                                      $  1.25
                                                                          =======

--------
Adjustments to the pro forma consolidated balance sheet consist of:
(a) Net suburban assets purchased by buyer.
(b) Net proceeds received from sale of suburban assets.
(c) Payoff of accounts payable on Work In Process Inventory related to the suburban assets being sold.
(d) Holdback established with buyer as security for Sundance's indemnification obligation.
(e) Partial paydown of outstanding line of credit.
(f) Included in the results of operation for the quarter ended March 31, 1999 was a reserve in the amount of $6,362, representing the estimated loss on sale of suburban assets after estimated transaction costs of $835. This loss could change due to changes in the number of lots to be sold, margin variances on the units sold up to the date of closing, additional interest costs and increased transaction costs incurred should the date of closing be extended and the result of the potential earnback provision detailed in the proxy.

                             SUNDANCE HOMES, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the year ended September 30, 1998
                           (Unaudited, In Thousands)

                           Year ended        Less:
                          September 30,  Suburban Net    Pro Forma
                              1998      Assets Sold (a) Adjustments  Pro Forma (c)
                          ------------- --------------- -----------  -------------
Residential sales.......    $122,906        $63,319                     $59,587
Land and building sales.       8,650          1,700                       6,950
                            --------        -------        -----        -------
Total sales.............     131,556         65,019          --          66,537
Cost of residential
 sales..................     113,065         56,051         (665)(b)     56,349
Cost of land sales......       7,069          1,190                       5,879
                            --------        -------        -----        -------
Total cost of sales.....     120,134         57,241         (665)        62,228
                            --------        -------        -----        -------
Gross profit............      11,422          7,778          665          4,309
Selling expenses........      12,227          6,070                       6,157
General and
 administrative
 expenses...............       4,871            --                        4,871
Other (income) expense,
 net....................        (196)            22                        (218)
                            --------        -------        -----        -------
Income (loss) before
 minority interest and
 provision (benefit) for
 income taxes...........      (5,480)         1,686          665         (6,501)
Minority interest.......          (3)           --                           (3)
                            --------        -------        -----        -------
Income (loss) before
 provision (benefit) for
 income taxes...........      (5,477)         1,686          665         (6,498)
Provision (benefit) for
 income taxes...........         (97)           --                          (97)
                            --------        -------        -----        -------
Net income (loss).......    $ (5,380)       $ 1,686        $ 665        $(6,401)
                            ========        =======        =====        =======
Per share loss..........    $  (0.69)                                   $ (0.82)
Weighted average number
 of shares outstanding..       7,808                                      7,808

--------
Adjustments to the pro forma consolidated statement of operations:

(a) Reflects the direct results of only those operations related to the subdivisions being sold to Centex; specifically, Bellchase, Sutton on the Lake, The Preserves at Hearthside, Gregg's Landing, Sterling Manor, Walnut Pointe, Cedar Creek, McCarty's Mill and Arrowhead. No allocation of corporate costs has been reflected in these results or as a pro forma adjustment.

(b) Estimated reduction of interest expense due to lower debt levels.

(c) Pro forma results consist of all residential, land and building sales except those associated with the subdivisions being sold to Centex Homes.

                             SUNDANCE HOMES, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Six Months ended March 31, 1999
                           (Unaudited, In Thousands)

                                            Less:
                            March 31,   Suburban Net    Pro Forma
                              1999     Assets Sold (a) Adjustments Pro Forma (c)
                            ---------  --------------- ----------- -------------
Residential sales.........  $  56,245      $33,332                    $22,913
Land and building sales...      1,300        1,300                        --
                            ---------      -------        -----       -------
Total sales...............     57,545       34,632          --         22,913
Cost of residential sales.     53,599       31,793         (229)       21,577
Cost of land sales........        622          622                        --
                            ---------      -------        -----       -------
Total cost of sales.......     54,221       32,415         (229)       21,577
                            ---------      -------        -----       -------
Gross profit..............      3,324        2,217          229         1,336
Reduction in carrying
 value of assets held for
 sale.....................      6,362        6,362                        --
Selling expenses..........      5,321        3,019                      2,302
General and administrative
 expenses.................      2,420                       --          2,420
Other (income) expense,
 net......................       (115)         (86)                       (29)
                            ---------      -------        -----       -------
Net income (loss).........  $ (10,664)     $(7,078)       $ 229       $(3,357)
                            =========      =======        =====       =======
Per share loss............  $   (1.36)                                $ (0.43)
Weighted average number of
 shares outstanding.......      7,816                                   7,816

--------
Adjustments to the pro forma consolidated statement of operations:

(a) Reflects the direct results of only those operations related to the subdivisions being sold to Centex Homes; specifically, Bellchase, Sutton on the Lake, The Preserves at Hearthside, Gregg's Landing, Sterling Manor, Walnut Pointe, Cedar Creek, McCarty's Mill and Arrowhead. No allocation of corporate costs have been reflected in these results or as a pro forma adjustment.

(b) Estimated reduction of interest expense due to lower debt levels.

(c) Pro forma results consist of all residential, land and building sales except those associated with the subdivisions being sold to Centex Homes.

                                 Exhibit Index
                                 -------------




Exhibit #                                     Description
---------    ---------------------------------------------------------------------------

     2.1       Sale and Purchase Agreement dated as of April 2, 1998 by and among
               Sundance, Sundance Suburban Properties, Inc., Rembrandt Homes, Inc.,
               Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton
               Development, Inc., SAR Development, Inc., Matteson Development, Inc.,
               Walnut Pointe Development, Inc. and Centex Homes, as amended.*

     10.1      Construction Loan Agreement dated as of June 30, 1999 by and among
               Erie Center Lofts, Inc., Capitol Hill Lofts, Inc., Sangomon Lofts, Inc.,
               Marathon Center Inc. and Corus Bank, N.A.*

     10.2      Loan Agreement dated as of July 8, 1999 by and among Sundance Custom
               Homes, Inc., Other Subsidiary Holdings, Inc. and LaSalle Bank National
               Association.*


______________
*    Filed herewith.